Exhibit 5.1

December 2, 2021

Columbia Banking System, Inc.,

1301 “A” Street,

Tacoma, Washington 98402.

Ladies and Gentlemen:

In connection with the registration on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), of shares of common stock, no par value (the “Common Stock”), of Columbia Banking System, Inc., a Washington corporation (“Columbia”), I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

As Executive Vice President and General Counsel of Columbia, it is my opinion that when the Registration Statement has become effective under the Act, the Articles of Amendment of the Amended and Restated Articles of Incorporation of Columbia substantially in the form attached as Annex B to the joint proxy statement/prospectus contained in the Registration Statement have been duly filed with the Washington Secretary of State and have become effective under the Washington Business Corporation Act, and the Common Stock has been duly issued and delivered pursuant to the Agreement and Plan of Merger, dated October 11, 2021, by and among Umpqua Holdings Corporation, Columbia and Cascade Merger Sub, Inc., a wholly owned subsidiary of Columbia, and, as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Washington, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain matters on factual information obtained from public officials, officers of Columbia and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me (or counsel acting under my supervision) are genuine, assumptions which I have not independently verified.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the joint proxy statement/prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Kumi Y. Baruffi